Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “CUBIC CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF APRIL, A.D. 2006, AT 4:42 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
2050509 8100	AUTHENTICATION:	4762599

060394430	DATE:	05-22-06

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
CUBIC CORPORATION

Cubic Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:                   The name of the corporation is Cubic Corporation.

SECOND:             The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 13, 1984.

THIRD:                  The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

1.             The name of the corporation is Cubic Corporation.

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.             The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”)

4.             The corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 55,000,000, of which 50,000,000 shares shall be Common Stock, without par value (the “Common Stock”), and 5,000,000 shares shall be Preferred Stock, without par value (the “Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of any or all of the remaining unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other series of Preferred Stock, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

5.             The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of Directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of Directors constituting the Board of Directors. Each Director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

6.             Elections of Directors need not be by written ballot unless required by the Bylaws of the corporation.

7.             The affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding Common Stock of this corporation shall be required for the approval, adoption or authorization of a business combination (as hereinafter defined) and no business combination shall be entered into without such affirmative vote.

As used in this Article 7, the term “business combination” means:

(a)           The merger of this corporation into, or its consolidation with, any other corporation, person or business entity;

(b)           The merger of any other corporation, person or business entity into, or its consolidation with this corporation;

(c)           the sale, exchange, lease transfer, or other disposition by this corporation of sixty percent (60%) or more of its assets or business to any other corporation, person or business entity;

(d)           The issuance or transfer at any one time by this corporation, or by any subsidiary of this corporation, of fifty percent (50%) or more of voting securities issued pursuant to a stock option, purchase, bonus performance unit or other plan or agreement for natural persons who are directors, employees, consultants, and/or agents of this corporation and/or a subsidiary thereof to any other corporation, person or business entity in exchange for cash, assets, or securities or any combination thereof; or

(e)           any agreement, contract or other arrangement between this corporation and any other corporation, person or business entity providing for any of the transactions described in clauses (a), (b), (c), or (d) immediately preceding this clause (e).

The provisions of the Article 7, shall not apply to any transaction described in this Article 7, (i) if the Board of Directors of this corporation has approved a memorandum of understanding with such other corporation, person or business entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or business entity became an owner of five percent (5%) of the outstanding Common Stock of this corporation, or (ii) to any corporation, person or business entity which is an owner of five percent (5%) of the outstanding Common Stock of this corporation at the time of adoption of this Article 7.

The affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding Common Stock of this corporation shall be required for the amendment of all or any part of this Article 7.

8.             No action shall be taken by the Shareholders except at an annual or special meeting of Shareholders.

9.             Special meetings of the Shareholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the corporation, include the power to call such meetings, but such Special meetings may not be called by any other person or persons.

10.          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of this corporation, but any Bylaw amendment by the Board of Directors increasing or reducing the authorized number of Directors shall require a resolution adopted by the affirmative vote of not less than two-thirds (2/3rds) of the then authorized number of Directors. Bylaws shall not be made, repealed, altered, amended or rescinded by the Shareholders of the corporation except by the vote of the holders of not less than 66 2/3% of the total voting power of all outstanding shares of voting stock of the corporation.

11.          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on Shareholders herein are granted subject to this reservation.

Notwithstanding the foregoing, the provisions set forth in Articles 7, 8, 9, 10 and this Article 11 may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding shares of voting stock of this corporation.

12.          Neither the Board of Directors nor any individual Director may be removed without cause. Subject to any limitation imposed by law, any individual Director or Directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of Directors, voting together as a single class.

13.          Subject to the rights of the holders of any series of Preferred Stock that may come into existence from time to time, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of Directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such Director’s successor shall have been elected and qualified.

14.          No action shall be taken by the stockholders of the corporation by written consent.

15.          Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

16.          No Director shall be personally liable to the Corporation or its Stockholders for monetary damages for any breach of fiduciary duty by such Director, as a Director. Notwithstanding the foregoing sentence, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the Director derived an improper personal benefit.

No amendment to, or repeal of, this Article shall apply to, or have any effect on, the liability or alleged liability of any Director of the corporation for, or with respect to, any acts or omissions of such Director, occurring prior to such amendment.

* * * *

FOURTH:              This Certificate of Incorporation has been duly adopted and approved by the Board of Directors.

FIFTH:                   This Amended and Restated Certificate of Incorporation has been duly adopted and approved by written consent of the stockholders in accordance with sections 245 and 242 of the DGCL.

IN WITNESS WHEREOF, said Cubic Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Walter J. Zable, its Chairman of the Board President and Chief Executive Officer, on February 21, 2006.

CUBIC CORPORATION

By:	/s/ Walter J. Zable
Name: Walter J. Zable
Its: Chairman of the Board, President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]